SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2020 (April 22, 2020)

Aaron’s, Inc.
(Exact name of registrant as specified in its charter)

Georgia	1-13941	58-0687630
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

400 Galleria Parkway SE, Suite 300
Atlanta, Georgia	30339-3194
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:
(687) 402-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement

On April 20, 2020, Prog Leasing, LLC (“Progressive”), a wholly-owned subsidiary of Aaron’s, Inc. (the “Company”), announced a final settlement with the Federal Trade Commission (the “FTC”) resolving all matters raised by the Company’s previously disclosed FTC investigation related to the adequacy of consumer disclosures (the “Agreement”). The Agreement became effective on April 22, 2020 upon its entry as a consent order in the U.S. District Court for the Northern District of Georgia.

As previously disclosed by the Company, under the terms of the Agreement, Progressive will make a lump-sum payment of $175 million to the FTC. In addition, the Agreement requires Progressive to undertake certain compliance-related activities, including monitoring, disclosure and reporting requirements.

Progressive agreed to settle the FTC inquiry to avoid the expense, management distraction and uncertainty caused by protracted litigation, and the Agreement does not involve an admission of wrongdoing on the part of Progressive or the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure

On April 20, 2020, the Company issued a press release regarding the FTC’s approval of the Agreement, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Consent Order, dated April 22, 2020

99.1	Press Release, dated April 20, 2020

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

	By:	/s/ Steven A. Michaels
Steven A. Michaels
Chief Financial Officer and
Date: April 23, 2020		President of Strategic Operations